INDEX TO EXHIBITS




    Exhibit                                                         Sequentially
      No.                        Exhibit                           Numbered Page
------------   ------------------------------------------------   --------------

      99          Press Release

FOR IMMEDIATE RELEASE

Contact:  Kim Welch
          Investor Relations Manager
          (817) 882-7009

                                AMERICREDIT CORP.
                              COMPLETES $50 MILLION
                     PRIVATE SENIOR UNSECURED DEBT OFFERING

FORT WORTH, TEXAS January 29,1998 -- AMERICREDIT CORP. (NYSE: ACF) announced today that it has completed the private issuance of $50 million of 9 1/4% Senior Notes due 2004 to certain qualified institutional buyers. The Notes, which are unsecured, were priced at 98.785% to yield 9.52%. The proceeds will be used to fund the Company's growth, including increasing the amount of automobile and other loans the Company can purchase and hold for pooling and sale in the asset-backed securities market.

The Notes sold by AmeriCredit in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.

AmeriCredit is a national consumer finance company specializing in purchasing, securitizing and servicing automobile sales finance contracts and originating and selling home equity loans.